UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 22, 2005

Oracle Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	0-14376	94-2871189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Offer Letter and Employment Agreement of President and Prospective Chief Financial Officer

Please see Item 5.02 below.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of President and Prospective Chief Financial Officer

On June 22, 2005, Gregory B. Maffei, 45, was appointed as President. Mr. Maffei will also be appointed Chief Financial Officer effective the day following the filing of our Form 10-K for fiscal year 2005, replacing Safra A. Catz, our current Interim Chief Financial Officer. Ms. Catz will remain as one of our Presidents and a Director on our Board.

Prior to joining us, Mr. Maffei served as Chief Executive Officer of 360networks Corporation, a telecommunications service provider, from January 2000 to June 2005. Mr. Maffei was previously Chief Financial Officer of Microsoft Corporation from July 1997 to January 2000. In June 2001, several subsidiaries of 360networks filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code and successfully emerged from bankruptcy protection in November 2002. Mr. Maffei also serves as a director of Starbucks Corporation and Electronic Arts Inc.

Mr. Maffei’s offer letter provides that he will be paid an annual salary of $800,000 and that he will be granted on his first day of employment an option to purchase 4,000,000 shares of Oracle’s common stock with an exercise price equal to the fair market value of Oracle’s common stock on the day prior to its grant, which was $12.55. This option will vest 25% each year beginning one year after the grant date. Mr. Maffei is also entitled to a bonus of $800,000 during his first year provided he is employed at the close of Oracle’s fiscal year 2006. He will then be eligible to participate in the standard compensation plan for his position. During the first two years of employment and subject to his signing a full release, Mr. Maffei is eligible for a cash severance payment of $3,200,000 if he is involuntarily terminated other than for Cause (as defined in the offer letter) or if he resigns for Good Reason (as defined in the offer letter). After such two year period, his severance payment will be equal to one year’s base salary plus a prorated bonus if he is involuntarily terminated other than for Cause or if he resigns for Good Reason.

The description above is a summary of Mr. Maffei’s offer letter and employment agreement and is qualified in its entirety by the offer letter and employment agreement which are filed as Exhibit 10.24 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.24	Offer Letter dated June 20, 2005 to Gregory B. Maffei and employment agreement dated June 21, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: June 27, 2005	By:	/s/ Daniel Cooperman
	Name:	Daniel Cooperman
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

10.24	Offer letter dated June 20, 2005 to Gregory B. Maffei and employment agreement dated June 21, 2005